Exhibit A
Item 5. Interest in Securities of the Issuer
(a) and (b) The Reporting Persons as of March 26, 2025, (i) hold 98.36% of the outstanding Class B Common Stock and collectively control approximately 33.28% of the combined voting power of the Issuer’s common stock and (ii) beneficially own, calculated in accordance with Rule 13d-3, 34.94% of the Issuer’s Class A Common Stock, based on the percentage that would be held by the Reporting Persons if they fully converted their shares of Class B Common Stock into shares of Class A Common Stock and no other holders of Class B Common Stock converted their shares of Class B Common Stock. The percentages reported below and in Box 13 above for each Reporting Person reflect such beneficial ownership for each such Reporting Person.

Reporting Person	Number of Shares of Class A Common Stock Owned(1)		Percentage of Class A Common Stock Outstanding(2)
Mark E. Jones	741,968	(3)	1.94%
Robyn Jones	338,250	(4)	0.89%
The Mark and Robyn Jones Descendants Trust 2014	7,706,142		20.19%
The Lanni Elaine Romney Family Trust 2014	264,534		0.69%
The Lindy Jean Langston Family Trust 2014	282,734		0.74%
The Camille LaVaun Peterson Family Trust 2014	275,434		0.72%
The Desiree Robyn Coleman Family Trust 2014	276,834		0.73%
The Adrienne Morgan Jones Family Trust 2014	282,734		0.74%
The Mark Evan Jones, Jr. Family Trust 2014	282,734		0.74%
Serena Jones	423,648		1.11%
Lanni Romney	180,291		0.47%
Lindy Langston	215,079		0.56%
Camille Peterson	255,019		0.67%
Desiree Coleman	200,000		0.52%
Adrienne Jones	288,027		0.75%
Mark E. Jones, Jr.	391,230	(5)	1.02%
P. Ryan Langston	117,673	(6)	0.31%
SLJ Dynasty Trust	151,246		0.40%
Jones 2020 Irrevocable Trust	82,005		0.21%
Lindy Langston Spousal Lifetime Access Trust	80,270		0.21%
Lanni Romney Spousal Lifetime Access Trust	73,704		0.19%
Nathan Romney	5		—%
The CP Descendants' Trust	101,351		0.27%
Ryan Langston 2021 Family Trust	72,500		0.19%
Nathan Romney 2021 Family Trust	82,500		0.22%
Chick & The Bear Irrevocable Trust	63,530		0.17%
SLJ 2023 Grantor Retained Annuity Trust	107,888		0.28%
(1)     Each Reporting Person has shared power to vote or dispose all shares listed pursuant to the Voting Agreements described herein except for the shares listed for Mark E. Jones for which he has the sole power to vote or dispose.

(2)    Based on the number of shares of Class A Common Stock (25,045,428) issued and outstanding as of March 26, 2025, the date of this report, and assuming all outstanding shares of Class B Common Stock (together with an equal number of LLC Units in Goosehead Financial) beneficially owned by the Reporting Persons (and excluding, for the avoidance of doubt, shares of Class B Common Stock owned by other persons) were exchanged for newly-issued shares of Class A Common Stock on a one-for-one basis.
(3)    Includes 520,668 shares of Class A Common Stock issuable upon exercise of options that have vested or will vest within 60 days.
(4)     Includes 42,336 shares of Class A Common Stock issuable upon exercise of options that have vested or will vest within 60 days.
(5)    Includes 173,335 shares of Class A Common Stock issuable upon exercise of options that have vested or will vest within 60 days.
(6)    Includes 112,668 shares of Class A Common Stock issuable upon exercise of options that have vested or will vest within 60 days.

Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, in part pursuant to a 10b5-1 plan, The Mark and Robyn Jones Descendants Trust 2014 converted shares of Class B Common Stock into shares of Class A Common Stock which were promptly sold:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
02/26/2024	3,934	$75.67
02/27/2024	9,729	$74.19
02/28/2024	36,337	$74.93
02/29/2024	50,000	$75.87
03/5/2025	19,600	$123.09
03/6/2025	8,761	$121.49
03/12/2025	500	$120.12
03/24/2025	43,712	$120.82
03/25/2025	27,427	$120.34
Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, in part pursuant to a 10b5-1 plan, Adrienne Jones converted shares of Class B Common Stock into shares of Class A Common Stock which were promptly sold:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
11/27/2023	20,000	$74.23
10/16/2024	6,072	$100.05
10/24/2024	43,928	$100.21
Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, the Chick & The Bear Irrevocable Trust converted shares of Class B Common Stock into shares of Class A Common Stock which were promptly sold:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
11/27/2023	15,000	$73.15

Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, SLJ 2023 Grantor Retained Annuity Trust transferred shares of Class B Common Stock to Serena Jones:

Date	Number of Shares of Class A Common Stock Transferred	Weighted Average Price Per Share
07/31/2024	53,206	$0.00
Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, pursuant to a 10b5-1 plan, Desiree Coleman converted shares of Class B Common Stock into shares of Class A Common Stock which were promptly sold:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
01/31/2024	2,324	$80.17
02/5/2024	8,952	$80.05
02/8/2024	17,070	$80.15
02/9/2024	21,654	$80.46

Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, Mark E. Jones gifted shares of Class A Common Stock:

Date	Number of Shares of Class A Common Stock Gifted	Weighted Average Price Per Share
05/24/2024	100	$0.00
08/1/2024	150,000	$0.00
08/29/2024	500	$0.00
Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, Mark E. Jones exercised and promptly sold stock options:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
08/16/2024	10,418	$85.88
08/19/2024	11,699	$85.75
08/20/2024	200	$84.22
08/21/2024	14,030	$82.96
08/26/2024	8,977	$82.33
02/28/2025	40,000	$119.04
Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, Lindy Langston Spousal Lifetime Access Trust converted shares of Class B Common Stock into shares of Class A Common Stock which were promptly sold:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
11/28/2023	100	$74.05
11/29/2023	514	$74.00
11/30/2023	9,386	$72.88
Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, Mark E. Jones, Jr. purchased shares of Class A Common Stock:

Date	Number of Shares of Class A Common Stock Purchased	Weighted Average Price Per Share
02/26/2024	1,332	$74.86
02/28/2025	1,010	$118.02
Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, Robyn Jones gifted shares of Class A Common Stock:

Date	Number of Shares of Class A Common Stock Gifted	Weighted Average Price Per Share
08/13/2024	2,000	$0.00
08/19/2024	6,000	$0.00
08/23/2024	625	$0.00
11/1/2024	9,100	$0.00
Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, in part pursuant to a 10b5-1 plan, P. Ryan Langston exercised and promptly sold stock options:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
08/14/2024	2,326	$85.10
08/15/2024	7,674	$85.19
09/25/2024	4,814	$90.26
09/27/2024	3,019	$90.34
09/30/2024	2,167	$90.09
10/15/2024	10,000	$95.35
Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, Ryan Langston 2021 Family Trust converted shares of Class B Common Stock into shares of Class A Common Stock which were promptly sold:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
11/28/2023	100	$74.05
11/29/2023	513	$74.00
11/30/2023	9,387	$72.88

Between November 23, 2023 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and March 26, 2025, SLJ Dynasty Trust converted shares of Class B Common Stock into shares of Class A Common Stock which were promptly sold:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
11/27/2023	28,000	$74.47